[EXHIBIT 10.25]

          FIRST NATIONAL BANK
          OF ROCHESTER
          35 State Street                 COMMERCIAL LINE OF CREDIT NOTE
          Rochester, New York 14614


          Account Name:  Laurie Kuskin

          Dated:         November 20, 1996

          Maximum Credit
          Amount:        One hundred fifty thousand and no/100  DOLLARS
                         ($150,000.00)


               FOR VALUE RECEIVED, the undersigned (individually a "Borrower") (if more than one, jointly and severally) promises to pay to the order of FIRST NATIONAL BANK OF ROCHESTER, a national banking association having its chief executive office at 35 State Street, Rochester, New York 14614, ("Bank") at any of the banking offices of the Bank in lawful money of the United States and in immediately available funds, the outstanding principal sum on the line of credit made available to the Borrower pursuant to the terms and conditions hereof (the "Credit) plus interest on such principal sum in accordance with the terms and conditions set forth in the following paragraphs. (Check or "X" / / spaces where applicable.)

          1. Obtaining Advances on Credit. The Borrower may obtain advances on the Credit in multiples of the lesser of (a) $1,000.00 or (b) the unused balance of the Maximum Credit Amount indicated above (the "Maximum Credit") by making written or oral requests for such advances to Bank through any of its authorized Commercial Lending Officers. The decision to make such an advance or to refuse to make such an advance shall be subject to the discretion of Bank. Such requests may be made by the Borrower, by any authorized agent of the Borrower (including any partner or officer of the Borrower) or by any other person designated by Borrower as a person having authority to authorize an advance under this Note. Bank shall be entitled to rely upon the request of any person it in good faith believes to be authorized by Borrower to borrow under this Note and Bank shall not be liable to Borrower as a result of making or failing to make any advance hereunder. Advances on the Credit will be deposited by Bank to a demand deposit account of Borrower with Bank. Bank reserves the right, at its sole discretion, to make advances on the Credit to cover either overdrafts by Borrower on a deposit account with Bank or any drawings by Borrower against uncollected funds in a deposit account with Bank.

          2. Statement of Balance Due. Bank shall provide periodic statements to Borrower describing, as of the effective date of such statement, the outstanding principal balance, the interest owing, any other charges owing and the advances and payments made during the period covered by the statement. The Bank's records shall be presumptive evidence of the balances owing with respect to the Credit.

          3. _X_ Out of Debt Period. During each twelve-month period that the Credit is available to Borrower, there shall be at least one thirty-day period when Borrower is not indebted to Bank pursuant to the Credit.

          4. Interest Rate; Interest Payments. Borrower shall pay interest on the outstanding principal sum of the Credit from and including the date of this Note to but not including the date such sum is paid in full (including each day on which Bank is closed) at a variable rate per year that shall on each day be 0.50% above the rate per year in effect such day as that designated by Bank as the prime rate of interest of Bank, with such interest to be calculated on the basis of a 360-day year for the actual number of days of each year. Notwithstanding the foregoing, the rate of interest per year on and after maturity of the outstanding principal balance, because of Bank's demand for immediate payment in full of such outstanding principal balance, shall on each day be 3% per year above the rate described in the
          preceding sentence. Interest will be billed to Borrower     / X /
          monthly   /   / quarterly     on the outstanding principal sum.
          Notwithstanding the generality of the foregoing, in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law.
          /   / The interest rate applicable to this Note is further
          affected by the Compensating Balance Addendum made applicable hereto.

          5. Credit Facility Fees. The Credit shall be subject to the following fees (as checked or marked with "X"):

               /   /  Except with respect to any out of debt period
               required by Section 3 hereof, Borrower shall pay to Bank when billed therefor a non-usage fee based upon the Maximum
               Credit that was available but was not in use   by Borrower.
               The fee shall be payable in arrears and shall be in an amount equal to ____% of the average daily amount of the available but unused credit.
3
               /   /  Borrower shall pay an annual facility fee equal to
               ___% of the Maximum Credit upon execution of this Note and annually hereafter as long as the Credit is available. If Bank exercises its termination rights under Section 10 hereof, Borrower shall be entitled to a pro-rata refund of the annual facility fee described in this paragraph based upon the amount of time that the Credit was unavailable to Borrower.

          6. Late Charges. Borrower shall pay a late charge equal to 6% of the amount of any scheduled payment with respect to each payment not received by Bank on or before the 10th day after it is due.

          7. Application of Payments; Charging Deposit Accounts for Payments. All payments received by Bank shall be applied on the date received first to late charges, if any, second to accrued interest and third to Principal. Borrower agrees that Bank may, at its option and in addition to the right of offset, charge any demand deposit account of Borrower at Bank for any amount that has become due and owing to Bank hereunder.

          8. Use of Proceeds. Borrower represents and warrants to Bank that the advances to be made hereunder shall be used solely for business or commercial purposes.

          9. Financial Information. Borrower agrees to provide Bank, promptly upon Bank's request, with (a) periodic financial statements in form satisfactory to Bank, (b) copies of federal and state income tax returns and (c) all other financial information requested by Bank from time to time.

          9. Termination of Credit. Borrower may terminate its rights to take advances under the Credit at any time by giving written notice to Bank of its desire to do so. Notice should be directed to the "Commercial Lending Department" at the address above or at any other address provided to Borrower by Bank for the purposes of such notices. The Credit shall become unavailable after Bank has received such notice and has had a reasonable time to act thereon. The Credit may be terminated by Bank at any time for any or no reason without prior notice to Borrower. The Credit is also subject to Bank's continuing rights of modification, restriction or suspension, provided, however, that Bank may not modify the interest rate applicable to outstanding balances or other fees or
          charges except as specified in this Note. Termination   of the
          Credit shall not affect the Borrower's obligation to pay the outstanding balance under the Credit and all interest and other applicable charges.

          10. Demand Obligation; Demands for Payment. All amounts owing pursuant to this Note but not yet paid shall, without any notice, demand, presentment or protest of any kind (each of which is waived by Borrower), automatically become immediately due if Borrower commences or has commenced against it any bankruptcy or insolvency proceeding. This Note is payable "ON DEMAND" and Bank may demand immediate payment in full of all amounts owing hereunder in its sole discretion. Without limiting Bank's rights as described in the previous sentence, all amounts owing pursuant to this Note but not yet paid may become immediately due at the sole option of Bank if (a) any amount owing pursuant to this
          Note is not paid when due, (b) Borrower or any guarantor or endorser of this Note (a "Guarantor") is dissolved, dies or becomes incompetent or insolvent (however such insolvency is evidenced), (c) any Guarantor commences or has commenced against it any bankruptcy or insolvency proceeding, (d) Bank in good faith deems itself insecure with respect to any amount owing pursuant to this Note or is of the opinion that any guaranty, endorsement, collateral or other security now or hereafter securing the payment of or otherwise applicable to any amount owing pursuant to this Note is not sufficient or has declined or may decline in value, (e) there occurs or exists any event or condition of default for purposes of any mortgage, security agreement, collateral assignment agreement or other agreement now or hereafter in effect between Bank and any Borrower or (f) there occurs or exists any event or condition of default for purposes of any mortgage, security agreement, collateral assignment agreement, guaranty or other agreement that secures or applies to the payment of any amount owing pursuant to this Note and that is now or hereafter in effect between Bank and any person or entity other than any Borrower. Borrower waives any and all rights to any notice, demand, presentment for payment, notice of protest and protest with respect to this Note.

          11. Collection Expenses. Borrower shall pay all costs and expenses incurred by Bank in endeavoring to collect any amount owing pursuant to this Note or to otherwise protect its rights with respect to this Note (including, but not limited to, reasonable attorneys' fees for legal advice, litigation or other representation of Bank).

          12. New York Law; Consent to Jurisdiction and Venue; Waiver of Trial by Jury. This Note shall be governed by and interpreted and enforced in accordance with the internal law of the State of New York, without regard to principles of conflict of laws. Borrower consents to the jurisdiction of the courts of the State of New York and agrees that any court located in the county in which Bank has its chief executive office shall be the proper forum for any action or proceeding between Borrower and Bank unless either
          (a) Bank in its sole discretion chooses another forum or (b) applicable law requires another forum. BORROWER AND BANK WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THEM BASED UPON, ARISING OUT OF, OR IN ANY WAY CONNECTED TO, THIS NOTE.


                                             s/ Laurie Kuskin
                                             ______________________
                                                Laurie Kuskin


          STATE OF NEW YORK)
          COUNTY OF MONROE) SS.:

               On November 20, 1996, before me personally came Laurie Kuskin to me known to be the individual described in, and who executed the foregoing instrument, and she acknowledged that she executed the same.


          s/ Elizabeth E. Mogray
          ___________________________
          Notary Public

          FIRST NATIONAL BANK
          OF ROCHESTER
          35 State Street                          CONTINUING UNLIMITED
          GUARANTY
          Rochester, New York 14614


          Borrower: Laurie Kuskin

          Dated:    November 20, 1996


             In consideration of all loans, advances, credit or other financial accommodations previously extended or to be extended or continued from time to time by FIRST NATIONAL BANK OF ROCHESTER, a national banking association having its chief executive office at 35 State Street, Rochester, New York 14614 ("Bank") to, or on the guarantee, endorsement or other assurance of, the person or
          entity identified above as "Borrower,"   the undersigned
          ("Guarantor") does hereby agree and make this Guaranty as follows:

          1.        Definition of Certain Terms. As used in this Guaranty:

                (a) "Obligations" shall mean and include all indebtedness, liabilities and obligations for the payment of money (including, but not limited to, any obligation to pay principal, interest, costs, expenses and attorneys' fees) of Borrower to Bank and whether direct or indirect, absolute or contingent, now existing or hereafter arising and any and all extensions, renewals and modifications thereof;

                (b) "Collateral" shall mean all property, real, personal (including both tangible and intangible personal property) and mixed, wherever located, now owned or hereafter acquired, upon which there has been conveyed or will be conveyed a security interest, pledge or mortgage to secure the payment of the Obligations;

                (c) "guarantor" shall mean any maker, drawer, acceptor, endorser, guarantor, surety, accommodation party or other person liable upon or for any of the Obligations in any capacity whatsoever including, but not limited to, Guarantor; and

                (d) "Event of Default" shall mean (i) any event or condition of default under any agreement between Bank and Borrower governing or relating to any of the Obligations including, but not limited to, a failure to make payment when due, and (ii) any other event, occurrence or condition that results in the Obligations, or any part of the Obligations, being immediately, or at the sole option of Bank, due and payable by Borrower to Bank.


          2. Unconditional Guaranty of Payment. Guarantor does hereby unconditionally guarantee the punctual payment to Bank when due, whether at a stated maturity, by acceleration or otherwise, of each and all of the Obligations, without any limitation as to amount, strictly in accordance with all the terms and provisions of the Obligations and subject to all rights of Bank arising from or relating to the Obligations. The duty, liability and obligation of Guarantor pursuant to this Guaranty shall not be diminished, altered, terminated or changed in any respect, notwithstanding any law, regulation, decree, action, proceeding, equitable doctrine or other circumstance that would or might otherwise diminish, alter, terminate, void or change the liability or obligation of Borrower, any other guarantor or any other entity or person to pay any or all of the Obligations. Any payments required to be made pursuant to this Guaranty shall be made in United States dollars in immediately available funds at such place and time as shall be designated by Bank.

          3. Continuing Agreement. This Guaranty is a continuing agreement and applies to all present and future Obligations, notwithstanding that at any particular time all of the Obligations then outstanding shall have been paid in full. This Guaranty shall be construed at all times to be a guaranty of payment and not a guaranty of collection.

          4. Guarantor's Indemnification of Bank. Guarantor agrees to indemnify Bank and its employees, agents, officers and directors and hold the same harmless from all claims, demands, penalties, fines, obligations and liabilities claimed or asserted by any other party, whether contingent or otherwise, and against all losses and expenses (including, but not limited to, fees of attorneys and other consultants, court costs and litigation expenses) in any way suffered, incurred, or paid by Bank or by any of its employees, agents, officers and directors, as a result of or in any way arising out of, following, or consequential to, Bank's transactions and relationships with either or both of Borrower and Guarantor, whether with respect to the Obligations or otherwise, and including, but not limited to, environmental matters.

          5. Certain Rights of Bank. Bank, in its sole discretion and without notice to or further assent from Guarantor at any time or from time to time, either before or after the occurrence of an Event of Default, and without diminishing, altering, terminating or changing in any respect the liability and obligation of Guarantor pursuant to this Guaranty, may: (a) increase or decrease the amount of, extend, change, or amend the time, manner, place, amount or terms of payment of any or all of the Obligations or any other terms or provisions governing the Obligations, including those relating to any guarantor or Collateral; (b) exchange, release, surrender, substitute or sell any Collateral, or fail unintentionally or otherwise to perfect its interest or create a valid security interest in any of the Collateral; (c) waive, fail to exercise or delay in exercising any right or remedy granted to Bank by any agreement or by law with respect to Borrower, any of the Obligations, any guarantor or any of the Collateral; (d) release, agree not to sue, settle or compromise with Borrower, any guarantor or any other entity or person who is otherwise obligated to pay any or all of the Obligations; (e) subordinate the payment of any or all of the Obligations to the payment of any other debt owed by Borrower to any other entity or person; (f) sell or purchase all or any part of the Collateral at any public or private sale, and after deduction of all expenses incurred therefor, including attorneys' fees, apply the proceeds to the Obligations in such manner as it deems appropriate; (g) apply any payments or proceeds relating to the Obligations in such manner as it deems appropriate; or (h) act or refuse to act in any other manner which might constitute a legal or equitable discharge or defense of a guarantor.

          6. Financial Information. Guarantor agrees to provide Bank, promptly upon Bank's request, with (a) periodic financial statements in form satisfactory to Bank, (b) copies of federal and state income tax returns and (c) all other financial information requested by Bank from time to time.

          7. Bank's Rights Upon Event of Default. Upon the occurrence of any Event of Default, or at any time thereafter, any or all of the Obligations, at the sole option of Bank, shall immediately become due and payable in full, together with interest and all costs and expenses of enforcing this Guaranty or any of the Obligations, including court costs and reasonable attorneys' fees. In such circumstances, the liability of Guarantor to Bank shall be absolute, and it shall not constitute a defense, counterclaim, set-off or recoupment thereto that Bank has not made any demand or instituted any action or proceeding against Borrower or against any other party who may be liable for all or any of the Obligations or that Bank has not validly taken or perfected a security interest in the Collateral or has not or has improperly foreclosed upon the Collateral or any part of it, nor shall Bank be required to perform any of the above acts against Borrower, any guarantor or the Collateral as a condition to enforcing its rights against Guarantor in accordance with the terms of this Guaranty.

          8. Right of Offset; Security Interest. In addition to the rights that Bank has under applicable law (including, but not limited to, the right of offset) and the other rights granted to Bank pursuant to this Guaranty or the Obligations, Guarantor hereby grants Bank a lien upon and security interest in any and all of Guarantor's money, deposits or other property in the possession, custody or control of Bank. Upon the occurrence of an Event of Default, in addition to any other rights of Bank, Bank may, in its sole discretion and without prior notice to Guarantor, set-off or sell the same at any public or private sale and apply the proceeds thereof to the Obligations in such manner and order as Bank deems appropriate.

          9. Persons or Entities Bound. If this Guaranty is executed by two or more persons or entities or if two or more persons or entities execute agreements similar to this Guaranty covering the Obligations, they shall be jointly and severally liable, and all provisions of this Guaranty shall apply to each and all of them. The termination of this Guaranty or similar agreement as to one or more of such persons or entities shall not terminate this Guaranty or similar agreement as to any remaining persons or entities. This Guaranty shall be binding upon the heirs, executors, trustees, transferees, administrators, assigns and successors of Guarantor and shall inure to the benefit of and be enforceable by Bank, its successors, transferees and assigns.

          10. Reinstatement of Guarantor's Liability. In the event any payment or recovery is received by Bank with respect to the Obligations during the time that this Guaranty is effective and such payment or recovery is subsequently invalidated, declared fraudulent or preferential or otherwise set aside under the terms of any federal or state law or equitable doctrine, then the liability of Guarantor shall be reinstated and Guarantor shall be responsible for the amount of such payment or recovery to Bank under the terms of this Guaranty together with any and all interest and other charges related thereto and related to any proceeding seeking to set aside or invalidate such payment or recovery, including attorneys' fees, notwithstanding the fact that this Guaranty was terminated voluntarily or by law at the time that the payment or recovery was set aside or invalidated as described above.

          11. Waiver of Subrogation and Similar Rights. Until the Obligations are finally and irrevocably paid in full, Guarantor irrevocably waives each and every right of subrogation, indemnity, contribution and reimbursement and each and every similar right that Guarantor would have against either or both of Borrower and any other guarantor of the Obligations because of any payment by Guarantor of any portion of the Obligations or because of the provision by Guarantor of any collateral security for such Obligations. To the extent that any of the foregoing rights survive such waiver, Guarantor assigns such rights to Bank as collateral security for payment of the Obligations.

          12. New York Law; Consent to Jurisdiction and Venue; Waiver of Trial by Jury. This Guaranty shall be governed by and interpreted and enforced in accordance with the internal law of the State of New York, without regard to principles of conflict of laws. Guarantor consents to the jurisdiction of the courts of the State of New York and agrees that any court located in the county in which Bank has its chief executive office shall be the proper forum for any action or proceeding between them unless either (a) Bank in its sole discretion chooses another forum or (b) applicable law requires another forum. Guarantor also waives the right to assert in any such action or proceeding any unrelated offsets or counterclaims which it may otherwise have or claim to have. GUARANTOR AND BANK WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THEM BASED UPON, ARISING OUT OF, OR IN ANY WAY CONNECTED TO, THIS GUARANTY, THE OBLIGATIONS OR ANY TRANSACTION CONTEMPLATED HEREBY.

          13.   Certain Consents and Waivers; Miscellaneous Provisions.

             (a) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Guaranty in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

             (b) This Guaranty constitutes the final, complete and exclusive agreement between Bank and Guarantor with respect to the guarantee by Guarantor of the Obligations.

             (c) No delay by Bank in exercising any right hereunder, or under any of the Obligations, shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver, amendment, modification or release of this Guaranty or any provision of this Guaranty or of any of the Obligations shall be enforceable against Bank unless it is in a writing signed by an officer of Bank and expressly referring to this Guaranty.

             (d) Any termination of this Guaranty shall not be effective until Bank has had reasonable time to act on written notice of such termination that has been actually received by Bank by mail or personal delivery directed to "Commercial Banking Division" at the address of Bank indicated at the beginning of this Guaranty or at such other address as Bank may hereafter specify in writing for purposes hereof. Any such termination shall not affect any existing Obligations owed by Borrower or any extensions or continuations thereof. Furthermore, any such termination shall not affect the indemnification provisions set forth in Section 4 of this Guaranty with respect to any acts (including omissions) or occurrences that took place or are alleged by anyone to have taken place prior to the effective date of the termination hereof determined in accordance with the first sentence of this subsection. Guarantor's liability with respect to all such existing Obligations and with respect to such prior acts or occurrences shall continue under the terms of this Guaranty subsequent to any termination. It is further agreed in the case where Guarantor is a natural person that any termination based upon the death of Guarantor shall likewise not become effective until the time that Bank received such notice of Guarantor's death and had a reasonable time to act thereon.

             (e) All rights granted Bank pursuant to this Guaranty shall be cumulative and shall be in addition to those granted or available to Bank with respect to the Obligations, any other guaranty agreement and under applicable law and nothing herein shall be construed as limiting any such other right.

             (f) Guarantor represents and warrants that the execution, delivery and performance of this Guaranty does not and will not contravene any law, agreement, charter, by-law or undertaking to which it is a party or by which it may in any way be bound.

             (g) Guarantor waives notice of presentment, dishonor and protest of any or all of the Obligations and of this Guaranty, and furthermore waives promptness in the commencement of any action relating to this Guaranty or the Obligations and in the giving of notice or making of demand upon it or upon any other entity or person.

             (h) Words of the neuter gender may mean and include correlative words of the masculine and feminine gender as appropriate and vice versa. Words noting the singular number shall mean and include the plural number as appropriate and vice versa.

             (i) The headings used in this Guaranty are for convenience only and are not of substantive effect.


                                             s\ Gary Kuskin

                                             ___________________________
                                                Gary Kuskin


          STATE OF NEW YORK)
          COUNTY OF MONROE) SS.:

             On November 20, 1996, before me personally came Gary Kuskin to me known to be the individual described in, and who executed the foregoing instrument, and he acknowledged that he executed the same.


          s/ Elizabeth E. Mogray
          ________________________
          Notary Public